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                              BROWN & WOOD LLP

                           ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK 10048

                         TELEPHONE: (212) 839-5300
                         FACSIMILE: (212) 839-5599




                                                  July 27, 1999



VIA ELECTRONIC FILING
Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


Attention:  Division of Investment Management

       Re:    CMA Massachusetts Municipal Money Fund
              of CMA Multi-State Municipal Series Trust
              Post-Effective Amendment No. 11 to
              Registration Statement on Form N-1A
              (File Nos. 33-34610 and 811-5011)
              ----------------------------------------

Ladies and Gentlemen:

       We have assisted CMA Massachusetts Municipal Money Fund of CMA Multi-State Municipal Series Trust in the preparation of the above-captioned Post-Effective Amendment. Pursuant to Rule 485(b)(4) under the Securities Act of 1933, we hereby represent to the Securities and Exchange Commission that, to our knowledge, such Post-Effective Amendment does not contain disclosure which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.



                                                   Very truly yours,

                                                   /s/ Brown & Wood LLP